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                                                                       EXHIBIT G

                  SCHEDULE OF ESTIMATED FEES AND EXPENSES IN
                   CONNECTION WITH THE PROPOSED TRANSACTION


                                                (In Thousands)
                                                --------------

      Investment Banking Fees                       $5,330

      Legal and Regulatory                           1,350

      Accounting Fees                                  200

      Filing Fees                                      108

      Printing                                         200

      Proxy Solicitation                                25

      Exchange Agent                                    30

      Miscellaneous                                    120
                                                    ------

                                                    $7,363